Exhibit 99.8

           (Text of graph posted to Ashland Inc.'s website concerning
                              Valvoline's revenue)

                    Valvoline Revenue Monthly ($, millions)

                         2000        2001        2002       2003
                        -----       -----       -----      -----
January                  87.7        83.5        94.0       96.5
February                 95.5        78.0        86.2       93.4
March                   102.8       105.1        92.4      111.0
April                    82.2        82.5       107.7      101.1
May                      92.2       102.7       104.0
June                     89.1        90.3        92.8
July                     85.9        97.8       107.8
August                  103.0       101.1       108.3
September               100.0       110.1       104.2
October                  86.2        91.2       100.3
November                 79.5        87.8        88.2
December                 75.7        75.7        92.8


            Valvoline Revenue 12 Month Rolling Average ($, millions)

                        2000        2001        2002        2003
                        ----        ----        ----       -----
January                 89.5        89.6        93.0        98.4
February                90.6        88.2        93.7        99.0
March                   91.6        88.4        92.7       100.6
April                   90.1        88.4        94.8       100.0
May                     90.1        89.3        94.9
June                    89.4        89.4        95.1
July                    88.9        90.4        95.9
August                  89.5        90.2        96.5
September               89.7        91.0        96.0
October                 90.1        91.5        96.8
November                90.2        92.2        96.8
December                90.0        92.2        98.2